AEP Industries Inc. Reports Fiscal 2013 First Quarter Results

SOUTH HACKENSACK, N.J., March 12, 2013 /PRNewswire/ -- AEP Industries Inc. (Nasdaq: AEPI, the "Company" or "AEP") today reported financial results for its first quarter ended January 31, 2013.

Net sales for the first quarter of fiscal 2013 decreased $0.5 million, or 0.2%, to $267.1 million from $267.6 million for the first quarter of fiscal 2012. The decrease was the result of a decrease in sales volume of 0.8% partially offset by a 0.4% increase in average selling prices and improved sales mix.

Gross profit for the first quarter of fiscal 2013 was $42.4 million, an increase of $7.8 million, or 22%, compared to the comparable period in the prior fiscal year. Excluding the impact of the LIFO reserve change of $6.4 million during the periods, gross profit increased $1.4 million primarily due to improvements in material margins, plant utilization and sales mix.

Operating expenses for the first quarter of fiscal 2013 were $28.8 million, a decrease of $0.5 million, or 2%, compared to the comparable period in the prior fiscal year. Included in the prior year period was $0.4 million of acquisition-related fees associated with our Webster acquisition. Without these items, operating expenses decreased $0.1 million primarily due to synergies recognized related to Webster, partially offset by an increase in share-based compensation costs associated with the Company's stock options and performance units.

"We are pleased with AEP's strong start to fiscal 2013, supported by an improving sales mix," said Brendan Barba, Chairman, President and Chief Executive Officer of the Company. "We continue making strategic investments across our business lines to deliver sustainable growth as we remain focused on driving efficiencies throughout our organization to optimize our performance. We remain confident that our core businesses and broadened portfolio will continue to improve our competitive position, deliver long-term growth and enhance value to our shareholders."

Interest expense for the three months ended January 31, 2013 decreased $0.3 million as compared to the prior year period resulting primarily from lower average borrowings under our credit facility partially offset by higher interest rates on our credit facility borrowings.

Net income for the three months ended January 31, 2013 was $6.9 million, or $1.23 per diluted share, as compared to net income of $0.4 million, or $0.06 per diluted share, for the three months ended January 31, 2012. The three months ended January 31, 2013 included a gain on bargain purchase of the Transco business of $1.0 million.

Adjusted EBITDA (defined below) was $17.9 million in the current quarter as compared to $15.3 million for the three months ended January 31, 2012.

Reconciliation of Non-GAAP Measures to GAAP

The Company defines Adjusted EBITDA as net income (loss) before discontinued operations, interest expense, income taxes, depreciation and amortization, changes in LIFO reserve, other non-operating income (expense) and non-cash share-based compensation expense. The Company believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare its core operating results, including its return on capital and operating efficiencies, from period to period by removing the impact of its capital structure (interest expense from its outstanding debt), asset base (depreciation and amortization), tax consequences, changes in LIFO reserve (a non-cash charge/benefit to its consolidated statements of operations), other non-operating items and non-cash share-based compensation. Furthermore, management uses Adjusted EBITDA for business planning purposes and to evaluate and price potential acquisitions. In addition to its use by management, the Company also believes Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of the Company and other companies in the plastic films industry. Other companies may calculate Adjusted EBITDA differently, and therefore the Company's Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company's business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of the Company's operating performance.

The following is a reconciliation of the Company's net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA:

	First Quarter	First Quarter
	Fiscal 2013	Fiscal 2012
	(in thousands)	(in thousands)

Net income	$ 6,910	$ 354
Provision for taxes	3,275	281
Interest expense	4,566	4,837
Depreciation and amortization expense	6,001	5,691
(Decrease) increase in LIFO reserve	(3,066)	3,293
Gain on bargain purchase of a business	(1,001)	-
Other non-operating income	(69)	(85)
Non-cash share-based compensation	1,269	879
Adjusted EBITDA	$ 17,885	$ 15,250

The Company invites all interested parties to listen to its first quarter conference call live over the Internet at www.aepinc.com on March 13, 2013, at 10:00 a.m. ET or by dialing 888-802-8577 for domestic participants or 404-665-9935 for international participants and referencing passcode 17551359. An archived version of the call will be made available on the Company's website after the call is concluded and will remain available for one year.

AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the consumer, industrial and agricultural markets. The Company has manufacturing operations in the United States and Canada.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, but are not limited to, risks associated with resin and product pricing, volume, resin availability, the integration of Webster Industries and Transco Plastics Industries, our liquidity and market conditions generally, including the continuing impacts of the U.S. recession and the global credit and financial crisis. Those and other risks are described in the Company's annual report on Form 10-K for the year ended October 31, 2012 and subsequent reports filed with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements, which are made as of the date hereof, even if new information becomes available in the future.

AEP INDUSTRIES INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share data)

	For the Three Months Ended January 31,
	2013	2012
NET SALES	$267,142	$267,664
COST OF SALES	224,708	233,010
Gross profit	42,434	34,654
OPERATING EXPENSES:
Delivery	12,366	12,487
Selling	9,498	9,794
General and administrative	6,889	6,986
Total operating expenses	28,753	29,267
Operating income	13,681	5,387
OTHER INCOME (EXPENSE):
Interest expense	(4,566)	(4,837)
Gain on bargain purchase of a business	1,001	—
Other, net	69	85
Income before provision for income taxes	10,185	635
PROVISION FOR INCOME TAXES	(3,275)	(281)
Net income	$6,910	$354

BASIC EARNINGS PER COMMON SHARE:
Net income per common share	$1.25	$0.06
DILUTED EARNINGS PER COMMON SHARE:
Net income per common share	$1.23	$0.06

Contact: Paul M. Feeney
Executive Vice President, Finance
and Chief Financial Officer
AEP Industries Inc.
(201) 807-2330
feeneyp@aepinc.com